SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2007

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As disclosed in a press release issued on January 8, 2007, Intelsat, Ltd.’s subsidiary Intelsat (Bermuda), Ltd. (“Intelsat Bermuda”) has commenced an offering of $600 million of senior notes due 2015 (the “Offering”). The net proceeds of the Offering will be used, together with cash on hand, to repay Intelsat Bermuda’s outstanding $600 million senior unsecured bridge loan. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached hereto as Exhibits 99.2 and 99.3 and incorporated by reference herein is a presentation of certain information relating to Intelsat, Ltd. and Intelsat Bermuda made in connection with the Offering, including certain information relating to the repayment of Intelsat Bermuda’s outstanding $600 million senior unsecured bridge loan, the redemption of Intelsat Subsidiary Holding Company, Ltd.’s Floating Rate Senior Notes due 2012 with the borrowing by Intelsat Bermuda of an unsecured term loan due 2014, unaudited pro forma financial information of Intelsat Bermuda, and Intelsat, Ltd.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated January 8, 2007*

99.2	Supplemental Regulation FD Disclosure Statement of Intelsat, Ltd., dated January 8, 2007*

99.3	Supplemental Regulation FD Disclosure Statement of Intelsat, Ltd., dated January 8, 2007, related to Intelsat, Ltd.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations**

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
**	This exhibit is “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2007

INTELSAT, LTD.

By:	/s/ Phillip Spector
Name:	Phillip Spector
Title:	Assistant Secretary, Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 8, 2007*

99.2	Supplemental Regulation FD Disclosure Statement of Intelsat, Ltd., dated January 8, 2007*

99.3

Supplemental Regulation FD Disclosure Statement of Intelsat, Ltd., dated January 8, 2007, related to Intelsat, Ltd.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations**

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
**	This exhibit is “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.